UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 8, 2025

Date of Report (Date of earliest event reported)

CONNEXA SPORTS TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2709 N. Rolling Road, Suite 138

Windsor Mill

Baltimore, MD

21244

(Address of principal executive offices)

(443) 407-7564

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	YYAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2025, Connexa Sports Technologies Inc., a Delaware corporation (the “Company”) entered into a sales agreement with A.G.P./Alliance Global Partners (the “Agent”), pursuant to which the Company may sell from time to time, at its option, shares of the Company’s common stock through or to the Agent, as sales agent or principal. The issuance and sale, if any, of shares of the Company’s common stock under the Sales Agreement will be pursuant to the Company’s registration statement on Form S-3 (File No. 333- 279880) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on January 8, 2025 and are described in detail in the related base prospectus and prospectus supplement included as part of the Registration Statement. In accordance with the terms of the Sales Agreement, under the prospectus supplement, the Company may offer and sell shares of its common stock having an aggregate offering price of up to $11,347,850 from time to time through or to the Agent.

The sale, if any, of shares of the Company’s common stock under the Sales Agreement will be made by any method permitted that is deemed to be an “at-the-market” equity offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Capital Market or any other trading market for the Company’s common stock. Subject to the terms and conditions of the Sales Agreement, the Agent will use commercially reasonable efforts to sell the shares of the Company’s common stock from time to time, based on the Company’s instructions.

The compensation payable to the Agent as sales agent shall be 3.0% of the gross proceeds from each sale of the shares through or to the Agent pursuant to the Sales Agreement. In addition, the Company will reimburse the Agent for certain out-of-pocket costs and expenses incurred in connection with the Sales Agreement in an amount not to exceed $50,000 and up to an additional $20,000 per fiscal year for maintenance, and the Company has agreed in the Sales Agreement to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act.

The Company is not obligated to make any sales of shares of common stock under the Sales Agreement. The Sales Agreement shall automatically terminate upon the earlier to occur of (i) issuance and sale of all of the common stock having an aggregate offering price of up to $11,347,850 to or through the Sales Agent and (ii) the expiration of the Registration Statement on the third anniversary of the initial effective date of the Registration Statement pursuant to Rule 415(a)(5) under the Securities Act, unless earlier terminated upon (a) the election of the Agent upon the occurrence of certain adverse events, (b) five days’ advance notice from the Company to the Agent or five days’ advance notice from the Agent to the Company or (c) otherwise by mutual agreement of the parties pursuant to the terms of the Sales Agreement.

The Sales Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.

The representations, warranties and covenants contained in the Sales Agreement were made solely for the benefit of the parties to the Sales Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Sales Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Sales Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the common stock discussed herein, nor shall there be any offer, solicitation, or sale of the common stock in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report.

Exhibit No.	Description
1.1*	Sales Agreement, dated January 8, 2025, by and between Connexa Sports Technologies Inc. and A.G.P./Alliance Global Partners, incorporated herein by reference to Exhibit 1.1 of the Registration Statement on Form S-3, filed with the SEC on January 8, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNEXA sPORTS tECHNOLOGIES inc.

Dated: January 14, 2025	By:	/s/ Thomas Tarala
Thomas Tarala Chief Executive Officer